Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Milt Alpern, CFO
Applix Inc.
508-475-2450
malpern@applix.com
APPLIX REPORTS STRONG REVENUE AND PROFIT GROWTH
FOR SECOND QUARTER 2005
— Company again reaffirms full year revenue and profitability guidance —
WESTBOROUGH, Mass. — July 28, 2005 — Applix, Inc. (Nasdaq: APLX), a global provider of Business Performance Management (BPM) and Business Intelligence (BI) software solutions, today reported that revenue for the quarter ended June 30, 2005 was $9.43 million, a 30 percent increase over total revenue of $7.26 million in the second quarter of 2004. License revenue for the second quarter of 2005 was $5.03 million, a 36 percent increase compared to $3.69 million for the same period a year ago.
Net income for the second quarter of 2005 was $1.70 million, or $0.11 per diluted share, compared to a net income of $451,000, or $0.03 per diluted share, for the year ago period.
David C. Mahoney, President and Chief Executive Officer of Applix, said, “Our strong results in the past quarter reflect the focused execution of our strategy throughout our organization. We are making good progress both in strengthening our field operations and securing new customers, domestically and internationally, as customers continue to see business performance management as a key focus for investment. Our ability to demonstrate critical return on investment from TM1, combined with its ease and speed of implementation and its interoperability with other key platforms, is meeting more customer needs in a wider variety of applications across customer organizations, and gaining more accolades from industry analysts.”
He continued, “We entered the year in the final stages of a business transition that started in mid 2003 when we put in place a plan to start driving aggressive profitable growth, and that plan continues to unfold. As we move into the second half of the year, we will continue to increase our investments in field expansion, lead generation and product development, which will strengthen our competitiveness and enable us to drive our key metrics which include North American revenue growth, average deal size and geographical expansion.”

Second Quarter Business Highlights
•	Applix continued to expand its customer base by adding more than 60 new customers that are realizing measurable benefits of employing analytic applications for forecasting, planning and consolidations or for real time operations through the TM1 BPM platform, such as Lufthansa Technik, Newpharm, Expro Group, Thermo Electron Corporation, TressCox Lawyers, Nuance Group Australia and TV Guide.

•	Applix added partners Dunn Solutions, Logicalis, DataPlus, Itera Consulting, RESCO and Winterheller Software.

•	Applix held its annual user conference, BOSS 2005 (Business Optimization Software Summit) in Boston, attracting record attendance, with a keynote address by Kathleen Wilhide of IDC Research.

•	Applix launched its TM1 Financial Reporting module as well as additional TM1 components that improve customer capabilities in financial planning, budgeting, forecasting, reporting and analysis.
After the close of the quarter, Applix announced the results of its annual customer survey, indicating that more customers are beginning to extend implementations of TM1 to the executive suite, from initial points in financial and other departments. The company also announced that it had achieved Microsoft Gold Certified Partner Status.
Total operating expenses for the second quarter of 2005 totaled $6.68 million, compared to $5.40 million in the year ago quarter, reflecting significantly higher expenditures, as planned, for field sales and marketing operations, including lead generation activities and headcount additions in sales, presales and product management. Included in the second quarter 2005 expenses was approximately $15,000 in legal costs associated with the previously-announced investigation by the Securities & Exchange Commission; in the second quarter 2004, these expenses were approximately $204,000.
Milt Alpern, Chief Financial Officer of Applix, commented, “Applix is beginning to perform in line with the business model we had targeted last year, with strong gross margins, increasing profitability and consistent cash generation. We continue to be focused on managing our business against this model, which also enables us to invest in key areas to drive further growth.”
Second Quarter Financial Highlights
•	Cash and short-term investments totaled $21.33 million at 6/30/05, up from $20.34 million at 3/31/05 and $13.18 million a year ago.

•	Gross margin for the second quarter of 2005 was strong, at 89.2%, up from 87.2% in the first quarter of 2005, and 84.5% in the second quarter last year.

•	Days sales outstanding was 50 days at 6/30/05, down from 52 days at 3/31/05, and lower than the Company’s targeted 55-60 days.

•	Average license deal size for transactions over $20,000 increased to between $50,000 — $55,000, from between $45,000 — $50,000 in the first quarter this year, and the number of customers purchasing more than $100,000 of software licenses was five.
Six Months Results
Total revenues for the first half of 2005 were $17.08 million, a 17 percent increase over total revenues of $14.65 million for the first six months of 2004. License revenues were $8.47 million for the first six months of 2005, a 14 percent increase over $7.46 million in the same period last year. Net income for the first half of 2005 was $2.31 million, or $0.14 per diluted share, compared to $1.19 million, or $0.08 per diluted share in the 2004 first half.
Business and Financial Outlook for 2005
Applix is reiterating the guidance it provided on February 3, 2005, and reaffirmed on April 28, 2005, for fiscal year 2005. The company is continuing to target top-line revenue growth of approximately 20-30% for 2005, producing total revenues of between $37-40 million and license revenue growth of approximately 30-40%, producing total license revenues between $21-23 million. The company expects to achieve net income levels of 13-16% of total revenues in 2005, not including the impact of foreign exchange. Lastly, the company is targeting North American license revenues to be contributing 50% of total license revenues by the end of 2005. Net income exclusive of foreign exchange impact is a non-GAAP financial measure within the meaning of applicable SEC regulations. Applix is presenting this measure because it is currently unable to estimate the amount of foreign exchange gains or losses for 2005, and it believes that presenting net income excluding this item nonetheless presents investors with meaningful information about the company’s projected operating performance for 2005.
Investor Conference Call and Webcast
The senior management of Applix will host a conference call and Webcast to discuss the second quarter results tomorrow morning, Friday, July 29, 2005 at 8:30 am ET. To access the call, please dial 1-800-299-6183, using the confirmation code 86164829. Internationally, the call may be accessed by dialing 1-617-801-9713, using the same confirmation code. To listen via live audio Webcast, please visit the Company’s website, www.applix.com at least ten minutes prior to the start of the call. The Webcast will be available as a replay starting one hour after the call is completed at the same location.
About Applix
Applix (Nasdaq: APLX) is a global provider of Business Performance Management and Business Intelligence solutions. These solutions, based on Applix’s TM1 analytics platform, enable the continuous planning, management and monitoring of performance across the financial and operational functions within the enterprise. Applix is a founder of the BPM Standards Group (http://www.bpmstandardsgroup.org), and has been recognized by numerous industry analyst groups for its technical leadership and vision in the marketplace.
More than 2,000 customers worldwide use TM1 for its tight integration with Excel, real-time response, adaptability, and low total cost of ownership. Delivered by Applix and by a global network of partners, TM1-based solutions help customers manage their business performance and respond to the marketplace in real time. Headquartered in Westborough, MA, Applix maintains offices in four countries in Europe, North America and the Pacific Rim. For more information about Applix, please visit http://www.applix.com.
This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements concerning future plans or results are only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include without limitation, competitive pressures, changes in customer demands, adverse economic conditions, loss of key personnel, litigation, potential fluctuations in quarterly results, lengthy sales cycles, market acceptance of new or enhanced products and services, factors affecting spending by customers and other risks, uncertainties and factors including those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading “Risk Factors,” and its most recent Quarterly Report on Form 10-Q under the heading “Factors That May Affect Future Results.” The forward-looking statements provided by the Company in this press release represent the Company’s views as of the date of this release. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and these forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this release.
©2005 Applix, Inc. All rights reserved. Applix and TM1 are registered trademarks of Applix, Inc. All other trademarks and company names mentioned are the property of their respective owners.
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Financial Tables Follow

Applix, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues:
Software license	$5,026	$3,692	$8,473	$7,459
Professional services and maintenance	4,406	3,571	8,607	7,187

Total revenues	9,432	7,263	17,080	14,646

Cost of revenues	1,021	1,128	2,002	2,357

Gross margin	8,411	6,135	15,078	12,289

Operating expenses:
Sales and marketing	3,915	2,645	7,310	5,158
Product development	1,294	1,229	2,445	2,555
General and administrative (includes $15 of stock-based compensation for the three months ended June 30, 2005 and 2004, respectively, and $30 of stock-based compensation for the six months ended June 30, 2005 and 2004, respectively)	1,406	1,488	2,767	3,096
Restructuring	—	(27)	—	(27)
Amortization of an acquired intangible asset	62	62	125	125

Total operating expenses	6,677	5,397	12,647	10,907

Operating income	1,734	738	2,431	1,382

Non-operating income (expense):
Interest and other income (expense), net	114	(181)	94	(34)

Income before income taxes:	1,848	557	2,525	1,348
Provision for income taxes	120	88	166	115

Income from continuing operations	1,728	469	2,359	1,233

Loss from discontinued operations	(30)	(18)	(50)	(44)

Net income	$1,698	$451	$2,309	$1,189

Net income per share, basic and diluted:
Continuing operations, basic	$0.12	$0.03	$0.16	$0.09
Continuing operations, diluted	$0.11	$0.03	$0.14	$0.08
Discontinued operations, basic and diluted	($0.00)	($0.00)	($0.00)	($0.00)
Net income per share, basic	$0.12	$0.03	$0.16	$0.09
Net income per share, diluted	$0.11	$0.03	$0.14	$0.08

Weighted average number of shares outstanding:
Basic	14,627	14,157	14,542	13,812
Diluted	16,129	15,724	16,284	15,382

Applix, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	June 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$18,448	$15,924
Short-term investments	2,880	—
Accounts receivable, net	5,247	6,171
Other current assets	1,562	1,703

Total current assets	28,137	23,798

Restricted cash	500	400
Property and equipment, net	637	580
Intangible asset, net	438	562
Other assets	645	687
Goodwill	1,158	1,158

TOTAL ASSETS	$31,515	$27,185

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,188	$795
Accrued expenses	5,737	5,177
Accrued restructuring expenses, current portion	46	112
Deferred revenues	8,051	8,421

Total current liabilities	15,022	14,505

Accrued restructuring expenses, long term portion	217	261
Other long term liabilities	133	181

Total liabilities	15,372	14,947

Stockholders’ equity:
Preferred stock; $.01 par value; 1,000,000 shares authorized, none issued and outstanding	—	—

Common stock; $.0025 par value; 30,000,000 shares authorized; 14,657,372 and 14,290,584 shares issued and outstanding, respectively	37	36
Additional paid-in capital	56,196	54,348
Accumulated deficit	(38,364)	(40,673)
Accumulated other comprehensive loss	(1,726)	(1,473)

Total stockholders’ equity	16,143	12,238

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,515	$27,185